Exhibit 99.2


           Anthracite Capital Reports GAAP Earnings of $1.20 Per Share and Operating Earnings of $1.13 Per Share for Full Year 2005

New York - February 16, 2006 - Anthracite Capital, Inc. (NYSE:AHR) (the "Company" or "Anthracite") today reported diluted net income available to common stockholders for the year ended December 31, 2005 of $1.20 per share versus $0.50 per share for the year ended December 31, 2004. For the quarters ended December 31, 2005 and 2004, diluted net income available to common stockholders was $0.47 and $0.09 per share, respectively.

Operating Earnings (defined below) for the year ended December 31, 2005 and 2004 were $1.13 and $1.12 per share, respectively. Operating Earnings for the three months ended December 31, 2005 and 2004 were $0.27 and $0.28 per share, respectively.

Chris Milner, Chief Executive Officer of the Company, stated, "Since the implementation of our portfolio re-positioning at the beginning of 2004, we have increased GAAP book value by $3.21 per share and distributed $2.24 in dividends, resulting in a nominal return of 85%. Operating Earnings for the fourth quarter of 2005 were negatively impacted by increased general and administrative expenses associated with our global expansion, higher short term funding costs, and higher cash balances carried due to the issuance of trust preferred securities. We continue to view the current market environment with cautious optimism based on the positive fundamentals and the ability to balance fully priced assets with very attractive funding costs."

Based on the $0.28 per share dividend declared on December 8, 2005, and the February 15, 2006 closing price of $10.89, Anthracite's annualized dividend yield is 10.28%. Table 1, provided below, reconciles Operating Earnings per share with diluted net income available to common stockholders per share. All currency amounts discussed herein are in thousands, except share and per share amounts.

Fourth Quarter Financial Results

Income from Operating Portfolio

Interest income from commercial real estate assets increased $10,587, or 20%, from the quarter ended December 31, 2004 and $5,225, or 9%, from the quarter ended September 30, 2005. The Company's commercial real estate assets have increased 16% year-to-date with an estimated fair value of $3,774,246 at December 31, 2005 compared with $3,265,914 at December 31, 2004. This includes non-dollar denominated investments with a U.S. dollar value of $167,271 at December 31, 2005.

The Company's weighted average cost of funds increased to 5.7% at December 31, 2005 from 5.1% at December 31, 2004. For the quarter ended December 31, 2005, hedging expense not related to collateralized debt obligations ("CDOs") was $1,596 ($0.03 per share), a decrease from $2,829 ($0.05 per share) for the quarter ended December 31, 2004. The increase in the Company's cost of funds is attributable to the issuance of $75,000 of trust preferred securities, $239,660 of CDO debt and increases in short-term interest rates. The Company's estimated exposure at December 31, 2005 to a 50 basis point move in short-term interest rates remained at $0.01 per share annually.

During the quarter, the Company incurred incentive fees of $4,290, of which $4,131 is related to the net realized gain on CDO HY2 (discussed below). The Company's manager, BlackRock Financial Management, Inc., is paid an incentive fee equal to 25% of the amount by which the rolling four-quarter GAAP net income before the incentive fee exceeds the greater of 8.5% or 400 basis points over the ten-year Treasury note multiplied by the adjusted issue price of $11.37 per share as of December 31, 2005 (see further description of the Incentive Fee calculation in the Company's Form 10-Q for the quarter ended September 30, 2005, filed with the Securities and Exchange Commission on November 9, 2005.)

The Company's Operating Earnings for the fourth quarter of 2005 represent an annualized return on the quarter's average common stockholders' equity of 11.6%, as compared to 13.6% for the fourth quarter of 2004 and 11.5% for the third quarter of 2005. The net interest margin of 2.9% for the fourth quarter of 2005 decreased from 3.1% for the fourth quarter of 2004 and increased from 2.8% for the third quarter 2005.

The Company raised $75,000 of trust preferred securities in September of 2005. The Company acquired approximately $50,000 of real estate equity in December 2005 and two Controlling Class CMBS transactions (defined below) in October and December of 2005. This mismatch of timing as well as the $293 increase in general and administrative expenses over third quarter 2005 negatively impacted Operating Earnings for the fourth quarter of 2005. The 31% increase in general and administrative expenses for the fourth quarter of 2005 was primarily attributable to costs associated with the Company's global expansion.

The Company's debt to capital ratio decreased to 5.9:1 as of December 31, 2005 from 6.2:1 at December 31, 2004, and the recourse debt to capital ratio increased to 2.0:1 from 1.6:1 over the same period.

Other Income (Loss)

As previously reported, on July 26, 2005, the Company closed CDO HY2 and issued non-recourse liabilities with a face amount of $365,010. Senior investment grade notes with a face amount of $240,134 were issued and sold in a private placement. The Company retained the floating rate BBB- note, the below investment grade notes and the preferred shares. The Company recorded CDO HY2 as a secured financing for accounting purposes and consolidated the assets, liabilities, income and expenses of CDO HY2 until the sale of the floating rate BBB- note in the fourth quarter of 2005, at which point CDO HY2 qualified as a sale under relevant accounting guidelines.

The value of the transaction was $349,237, consisting of cash of $244,212 and retained non-investment grade debt and preferred shares with a fair market value of $105,025 in exchange for a portfolio of commercial mortgage-backed securities ("CMBS") and real estate investment trust ("REIT") debt with an estimated fair value of $323,103. The adjusted purchase price of the portfolio of CMBS and REIT debt was $323,849. The following table summarizes the impact of this transaction on fourth quarter 2005 results and per share amounts:

Net realized gain related to sale of CDO HY2              $16,523    $0.30
Increase in accumulated other comprehensive income          9,611     0.17
Incentive fee attributable to CDO HY2 gain                (4,131)   (0.07)
                                                    --------------------------
Total book value impact                                   $22,003    $0.40
                                                    ==========================

Richard Shea, President and Chief Operating Officer of the Company, stated, "In addition to unlocking significant economic value for our shareholders, the CDO HY2 transaction reduces income volatility associated with these highly credit sensitive assets. The ramp component of the transaction also provided the Company with a unique competitive advantage in the fourth quarter since our long term funding was in place and our cost of capital was fixed."

Mr. Shea continued: "We are currently expanding our operations in Europe where we see a greater role for commercial real estate finance in the capital markets, similar to what has been happening in the U.S. over the last ten years. Our expertise in both real estate finance and capital markets, combined with our growing global reputation will enhance our ability to create a significant platform in this market."

Certain securities held by the Company are accounted for under Emerging Issues Task Force Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" ("EITF 99-20"). On a quarterly basis, the Company updates its estimated cash flows for securities subject to EITF 99-20. The Company compares the yields resulting from the updated cash flows to the current GAAP yields. An impairment charge is required under EITF 99-20 if the updated yield is lower than the current GAAP yield and the security has a market value less than its adjusted purchase price. The Company carries these securities at their market value on its consolidated statement of financial condition.

As of December 31, 2005, the Company's portfolio had four CMBS that required an impairment of $1,857, of which $1,410 was attributed to higher prepayment rates on a pool of Small Business Administration commercial mortgages. Changes in the timing of credit losses and prepayments caused updated yields on these securities to decline from their GAAP yields.

Commercial Real Estate Credit Risk

The Company's primary focus is to invest in a diversified portfolio of CMBS and commercial real estate loans. The majority of these investments take the form of CMBS that are collateralized by pools of underlying mortgage loans. The underlying loans are secured by first mortgages on office buildings, retail centers, apartment buildings, hotels and other types of commercial properties. The cash flows the Company receives from its CMBS portfolio are dependent upon the credit performance of the underlying mortgage loans. The Company assumes losses will occur on the underlying mortgage loans and the interest income the Company records for its CMBS securities reflects these assumed losses. Loss assumptions are maintained at a level believed by management to be sufficient to absorb estimated credit losses inherent in the underlying loans.

The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company acquired two Controlling Class CMBS transactions during the fourth quarter of 2005 and owns 22 Controlling Class CMBS transactions as of December 31, 2005. However, portions of the non-rated tranches of 17 of the 22 transactions are included in CDO HY1 and CDO HY2 which reduces the Company's exposure to the credit risk in these transactions.

The current principal balance of the loans underlying the Company's 22 Controlling Class CMBS is $29,668,349. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.64% at the end of the fourth quarter of 2005, compared with 0.75% at the end of the third quarter of 2005. With the disposition of three loans during the fourth quarter of 2005, the weighted average loss severity experienced for the 1998 and 1999 Controlling Class CMBS decreased from 23.0% at September 30, 2005 to 22.8% at December 31, 2005. During the fourth quarter of 2005, there were five credit upgrades on three of the Company's Controlling Class CMBS and no credit downgrades. The aforementioned data and other information on the credit quality of the underlying commercial mortgage loans are considered by the Company when it estimates future cash flows on each Controlling Class structure to compute revised yields in accordance with EITF 99-20.

Commercial Real Estate Securities

During the fourth quarter of 2005, the Company purchased $148,662 of commercial real estate securities, of which $55,497 were investment grade multifamily agency securities. However, the Company's commercial real estate securities portfolio decreased by approximately 3% to an estimated fair value of $2,005,383 at December 31, 2005, compared with $2,070,725 at September 30, 2005 due to the sale of CDO HY2. The average yields on the Company's commercial real estate securities for the quarters ended December 31, 2005 and 2004 were as follows:

                                                        For the quarter ended
                                                            December 31,
                                                         2005          2004
                                                     ---------------------------
Investment grade commercial real estate securities       5.7%          6.2%
Non-investment grade CMBS securities                    10.1%          9.7%
All commercial real estate securities                    7.8%          8.0%

The average cost of financing the commercial real estate securities portfolio during the fourth quarter of 2005 was 5.6%, compared to 5.1% for the fourth quarter of 2004.

Net interest income and net realized and unrealized gain from the commercial real estate securities portfolio for the quarters ended December 31, 2005 and 2004 are as follows:

                                                For the quarter ended
                                                    December 31,
                                             2005                  2004
                                        --------------------------------------
Interest income                            $39,392                $31,785
Interest expense*                          (25,044)               (18,290)
                                        --------------------------------------
Net interest income                         14,348                 13,495
                                        --------------------------------------
Net realized and unrealized gain            16,334                 16,237
                                        --------------------------------------
Loss on impairment of assets                (1,857)               (26,018)
                                        ======================================
securities                                 $28,825                 $3,714
                                        ======================================

 *Including hedges in the Company's CDOs.

Commercial Real Estate Loans

During the quarter ended December 31, 2005, the Company purchased $40,835 U.S. dollar denominated commercial real estate loans with a total principal balance of $44,000, Euro denominated commercial real estate loans with a cost of
(euro)39,860 ($46,740) and a total principal balance of (euro)40,000, as well as a British Pound denominated commercial real estate loan with a cost of (pound)22,374 ($39,534) and a principal balance of (pound)22,374. During the quarter ended December 31, 2005, the Company experienced repayments and the sale of a commercial real estate loan related to CDO HY2 in the aggregate amount of $53,016. This activity brings total commercial real estate loans to $424,709 as of December 31, 2005, up from $353,402 at September 30, 2005. The carrying value and average yields on the Company's commercial real estate loans, exclusive of the Company's investments in Carbon Capital, Inc. and Carbon Capital II, Inc. (collectively, the "Carbon Capital Funds"), as of December 31, 2005 were as follows:

                                      Carrying                    Average       Average       Average
                                        Value                    Spread to     Spread to     Spread to
                      Carrying         (Local        Average      1-month       3-month       3-month
                       Value          Currency)       Yield      USD LIBOR     GBP LIBOR      EURIBOR
                    -------------- -------------- ------------ ------------- ------------- -------------
Fixed Rate            $142,490                        9.11%
Floating Rate           93,859                                     5.64%
Floating Rate           56,955     (pound)33,134                                   4.31%
Floating Rate           72,997      (euro)61,571                                                 3.52%
                    ==============
                      $366,301
                    ==============

For the three months ended December 31, 2005 and 2004, the total cost of borrowings secured by loan assets was 5.4% and 3.4%, respectively. The Company has three committed warehouse lines that can be used to finance these commercial loan assets. The Company's investments in the Carbon Capital Funds are included in commercial real estate loans. The annualized yield on the Company's investments in the Carbon Capital Funds was 22.1% for the quarter ended December 31, 2005. The Company's investments in the Carbon Capital Funds as of December 31, 2005 were $59,643, as compared to $56,812 as of December 31, 2004.

Net interest income from the commercial real estate loan portfolio for the quarters ended December 31, 2005 and 2004 is as follows:

                                                    For the quarter ended
                                                         December 31,
                                                     2005             2004
                                               --------------------------------
       Interest income                            $10,827           $7,948
       Interest expense                            (2,135)          (1,185)
                                               --------------------------------
       Net interest income from commercial
       real estate loans                           $8,692           $6,763
                                               ================================

Commercial Real Estate Equity

On December 14 and 19 of 2005, the Company invested an aggregate of $50,704 in the BlackRock Diamond Property Fund ("BlackRock Diamond"). BlackRock Diamond is a private REIT managed by BlackRock Realty Advisors, Inc. BlackRock Diamond's investment objective is to seek current income and capital appreciation from a portfolio of equity real estate assets while preserving capital. The Company has a 27% ownership in BlackRock Diamond as of December 31, 2005 and recorded $299 of income during the fourth quarter under the equity method. The Company has $24,296 of remaining capital commitments to BlackRock Diamond, which is expected to increase to $49,296 in the first quarter of 2006.

Book Value

Net book value per share at the end of the fourth quarter of 2005 was $9.59. This is an increase of 3.3% from $9.28 at September 30, 2005 and an increase of 12.0% from $8.56 at December 31, 2004.

Below is a calculation of book value per share* for the years ended December 31, 2005, 2004, and 2003, as well as the quarter ended September 30, 2005.

                                             12/31/2005      9/30/2005       12/31/2004      12/31/2003
                                           --------------- --------------- --------------- ---------------
Total Stockholders' Equity                    $598,018        $572,486        $513,738        $417,430
Less:
Series B Preferred Stock Liquidation
   Value                                             -               -               -         (43,942)
Series C Preferred Stock Liquidation
   Value                                       (57,500)        (57,500)        (57,500)        (57,500)
                                           --------------- --------------- --------------- ---------------
Common Equity                                 $540,518        $514,986        $456,238        $315,988

Shares Outstanding                              56,339          55,511          53,289          49,494

Book Value Per Share                             $9.59           $9.28           $8.56           $6.38
                                           =============== =============== =============== ===============

*Book value per share calculations prior to the fourth quarter of 2005 deducted the carrying value of preferred share classes. For the fourth quarter of 2005 and all future periods, the Company will present book value per share based on liquidation value calculation, as shown above.

Reconciliation of Operating Earnings to Diluted Net Income Available to Common Stockholders (Table 1)

The Company considers its Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses, hedge ineffectiveness, incentive fees attributable to the gain on CDO HY2, foreign currency exchange impact, the cost to retire preferred stock and loss on impairment of assets. The Company believes Operating Earnings to be an effective indicator of the Company's profitability and financial performance over time. Operating Earnings can and will fluctuate over time based on changes in asset levels, funding rates, available reinvestment rates, and expected losses on credit sensitive positions. The table below reconciles Operating Earnings per common share with diluted net income available to common stockholders per common share:

                                                       Three Months Ended             Year Ended
                                                          December 31,               December 31,
                                                   --------------------------------------------------------
                                                       2005         2004          2005           2004
                                                   --------------------------------------------------------
  Operating earnings per share                        $0.27        $0.28          $1.13          $1.12
  Net realized and unrealized loss                    (0.01)       (0.01)         (0.04)         (0.21)
  Net realized gain attributable to CDO HY1               -         0.31              -           0.32
  Net realized gain attributable to CDO HY2            0.30            -           0.30              -
  Incentive fee attributable to CDO HY2 gain          (0.07)           -          (0.08)             -
  Net foreign currency gain (loss) and hedge
     ineffectiveness                                   0.01            -          (0.02)         (0.03)
  Cost to retire preferred stock in excess of
     carrying value                                       -            -              -          (0.20)
  Loss on impairment of assets                        (0.03)       (0.49)         (0.09)         (0.50)
                                                   --------------------------------------------------------
  Diluted net income available to common              $0.47        $0.09          $1.20          $0.50
  stockholders per share
                                                   ========================================================

Dividend Reinvestment Plan

The optional cash portion of the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") has been reinstated for all investment dates after July 26, 2005 with a discount of 2% to the trailing 12-business day average provided the stock price remains above threshold levels established by the Company at the time. The dividend reinvestment portion of the Plan remains in effect with a discount of 2% as well.

During the quarter ended December 31, 2005, the Company issued 821,380 shares under the Plan at a collective weighted-average issuance price of $10.45 per share. The optional cash portion plan of the Plan allows participants to invest up to $20,000 per month at a 2% discount. The optional cash portion of the plan represents 809,542 of the shares that were issued during the quarter under the Plan. The remaining 11,838 shares issued under the Plan during the quarter are attributable to the dividend reinvestment portion of the Plan.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $453 billion in global assets under management as of December 31, 2005. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $159 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of December 31, 2005.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions and divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2004 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com.
 The information contained on the Company's website is not a part of this press release.

                    Anthracite Capital, Inc. and Subsidiaries

           Consolidated Statements of Financial Condition (Unaudited)
                      (in thousands, except per share data)
----------------------------------------------------------------------------------------------------------------------------
                                                                     December 31, 2005                December 31, 2004
                                                                     -----------------                -----------------
ASSETS
Cash and cash equivalents                                              $40,556                          $23,755
Restricted cash equivalents                                              1,246                           19,680
Residential mortgage-backed securities ("RMBS")                        259,026                          372,071
                                                                ---------------                   --------------
    Cash and RMBS                                                                    300,828                         415,506
Commercial mortgage loan pools                                                     1,292,407                       1,312,045
Commercial real estate securities                                                  2,005,383                       1,628,519
Commercial real estate loans                                                         425,453                         325,350
Commercial real estate equity                                                         51,003                               -
                                                                               --------------                   -------------
    Total commercial real estate                                                   3,774,246                       3,265,914
Other assets                                                                          91,107                          47,714
                                                                               --------------                   -------------
     Total Assets                                                                 $4,166,181                      $3,729,134
                                                                               ==============                   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term borrowings:
    Secured by pledge of RMBS                                         $249,122                         $356,451
    Secured by pledge of commercial real estate securities             617,194                          305,526
    Secured by pledge of commercial mortgage loan pools                  5,977                              773
    Secured by pledge of commercial real estate loans                  230,945                          141,601
                                                                ---------------                   --------------
    Total short term borrowings                                                    1,103,238                         804,351
Long term borrowings:
    Collateralized debt obligations                                  1,066,930                        1,067,967
    Secured by pledge of commercial mortgage loan pools              1,272,931                        1,294,058
    Junior subordinated notes to subsidiary trust issuing
          preferred securities                                          77,380                                -
                                                                ---------------                   --------------
    Total long term borrowings                                                     2,417,241                       2,362,025
                                                                               --------------                   -------------
Total borrowings                                                                   3,520,479                       3,166,376
Distributions payable                                                                 16,673                          15,819
Other liabilities                                                                     31,011                          33,201
                                                                               --------------                   -------------
     Total Liabilities                                                             3,568,163                       3,215,396
                                                                               --------------                   -------------


Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000 shares
     authorized; 56,339 shares issued and outstanding in 2005;
     and 53,289 shares issued and outstanding in 2004                                     56                              53
9.375% Series C Preferred Stock, liquidation preference
     $57,500 in 2005 and 2004                                                         55,435                          55,435
Additional paid-in capital                                                           612,368                         578,919
Distributions in excess of earnings                                                 (130,038)                       (134,075)
Accumulated other comprehensive income                                                60,197                          13,406
                                                                               --------------                   -------------
      Total Stockholders' Equity                                                     598,018                         513,738
                                                                               --------------                   -------------
      Total Liabilities and Stockholders' Equity                                  $4,166,181                      $3,729,134
                                                                               ==============                   =============


                    Anthracite Capital, Inc. and Subsidiaries

                Consolidated Statements of Operations (Unaudited)
                      (in thousands, except per share data)
--------------------------------------------------------------------------------------------------------------------------------
                                                             For the Three Months Ended                For the Year Ended
                                                                    December 31,                          December 31,
                                                         -----------------------------------------------------------------------
                                                              2005              2004                  2005            2004
                                                         -----------------------------------------------------------------------
Operating Portfolio
Income:
    Commercial real estate securities                            $39,392            $31,785             $142,634       $123,860
    Commercial mortgage loan pools                                13,408             13,606               54,025         39,672
    Commercial real estate loans                                  10,827              7,948               35,258         20,790
    Commercial real estate equity                                    299                  -                  299              -
    RMBS                                                           2,012              3,171                9,851         18,901
    Cash and cash equivalents                                        606                282                2,077            638
     Other                                                             -                  -                    -            742
                                                         -----------------------------------    --------------------------------
        Total Income                                              66,544             56,792              244,144        204,603
                                                         -----------------------------------    --------------------------------

Expenses:
    Interest expense:
       Collateralized debt obligations                            19,271             15,978               69,794         58,986
       Commercial real estate securities                           5,773              2,312               17,107          7,398
       Commercial mortgage loan pools                             12,703             12,850               50,988         37,527
       Commercial real estate loans                                2,135              1,185                6,018          2,148
       RMBS                                                        2,702              1,858                9,821          7,016
        Junior subordinated notes                                  1,477                  -                1,543              -
    Hedging expense                                                1,596              2,829                7,110         14,434
    General and administrative expense                             1,226              1,306                3,917          3,427
    Management fee                                                 2,936              2,451               10,975          8,957
    Incentive fee                                                    159                  -                  159              -
                                                         -----------------------------------    --------------------------------
        Total Expenses                                            49,978             40,769              177,432        139,893
                                                         -----------------------------------    --------------------------------
Income from the operating portfolio                               16,566             16,023               66,712         64,710
                                                         -----------------------------------    --------------------------------

Other income (loss):
Net realized and unrealized loss                                    (286)              (357)              (2,097)       (10,892)
Net realized gain attributable to CDO HY1                              -             16,594                    -         16,594
Net realized gain attributable to CDO HY2                         16,523                  -               16,523              -
Incentive fee attributable to CDO HY2 gain                        (4,131)                 -               (4,131)             -
Foreign currency gain (loss)                                         123               (61)                 (134)          (187)
Hedge ineffectiveness                                                478                115               (1,188)        (1,015)
Loss on impairment of assets                                      (1,857)           (26,018)              (5,088)       (26,018)
                                                         -----------------------------------    --------------------------------
       Total Other Income (Loss)                                  10,850             (9,727)               3,885        (21,518)
                                                         -----------------------------------    --------------------------------

Net Income                                                        27,416              6,296               70,597         43,192
                                                         -----------------------------------    --------------------------------

Dividends on preferred stock                                       1,348              1,348                5,392          6,916
Cost to retire preferred stock in excess of carrying
value                                                                  -                  -                    -         10,508
                                                         -----------------------------------    --------------------------------

Net Income available to Common Stockholders                      $26,068             $4,948              $65,205        $25,768
                                                         ===================================    ================================

Operating Earnings:
    Income from the operating portfolio                          $16,566            $16,023              $66,712        $64,710
    Dividends on preferred stock                                  (1,348)            (1,348)              (5,392)        (6,916)
                                                         -----------------------------------    --------------------------------
    Net Operating Earnings                                       $15,218            $14,675              $61,320        $57,794
                                                         ===================================    ================================

Operating Earnings available to Common Stockholders
per share:
      Basic                                                        $0.27              $0.28                $1.13          $1.12
      Diluted                                                      $0.27              $0.28                $1.13          $1.12

Net Income available to Common Stockholders per share,
basic                                                              $0.47              $0.09                $1.20          $0.50

Net Income available to Common Stockholders per share,
diluted                                                            $0.47              $0.09                $1.20          $0.50

Weighted average number of shares outstanding:
    Basic                                                         55,838             53,281               54,144         51,767
    Diluted                                                       55,844             53,290               54,153         51,776

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